EXHIBIT 99.1


(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
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                      ANNOUNCES SETTLEMENT OF CLASS ACTION
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          Business Editors - New York - (Business Wire - May 15, 2006)

     Intervest Bancshares Corporation (NASDAQ; IBCA) today reported that, after the mailing of its proxy statement for its annual meeting of shareholders to be held on May 25, 2006, a lawsuit was filed in the Court of Chancery of the State of Delaware, individually and as a class action on behalf of Class A stockholders. The action challenges the proposed amendment and extension of warrants held by the Company's Chairman, which is one of the items on the agenda for the annual meeting.

     The Company also reported that, although it denies any wrongdoing or liability, it determined that it is in the best interests of the Company and its stockholders to reach a prompt and amicable settlement with respect to the action. In that regard, the Company entered into a Memorandum of Understanding with the plaintiff in the matter. The Memorandum provides, among other things, that: (i) if the amendments are approved by the stockholders, the authority conferred on the directors will not provide for an extension of the terms of the warrants for more than 2 years; (ii) in determining incentive compensation of the Chairman, the Company's Compensation Committee will take into consideration any extension of the term of the warrants, the value of the extension and any related expense to the Company; and (iii) the Company will send its shareholders a supplement to its proxy statement. A copy of the proposed supplement to the proxy statement was filed today with the Securities and Exchange Commission and is available for review at the Commission's website at http://www.sec.gov. The parties have agreed to move forward with a Stipulation of Settlement and dismissal of the action upon the terms of the Memorandum, although any such Settlement is subject to the approval by the Court of Chancery.

     Intervest Bancshares Corporation is a financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Gulfport, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a broker/dealer and an NASD member firm. Additionally, Intervest National Bank has received regulatory permission to open an additional branch office at 483 Mandalay Avenue in Clearwater Beach, Florida. The Bank expects to complete renovations and open the office by August 1, 2006. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ National Market: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT:  JEROME  DANSKER,  CHAIRMAN
Intervest Bancshares Corporation, One Rockefeller Plaza (Suite 400), New York, New York 10020-2002
212-218-2800  Fax  -  212-218-2808